                                                                    EXHIBIT 10.5

                              [PARENT] CORPORATION

                              EMPLOYMENT AGREEMENT

                                                                    Larry E. Lee

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of
_______________ , 2006 (the "Effective Date"), by and between [PARENT]
CORPORATION, a Delaware corporation (the "Company"), and LARRY E. LEE, an individual (the "Executive").

     WHEREAS, the Board of Directors of the Company (the "Board"), has
determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive;

     WHEREAS, the Board believes it is important to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened loss of employment, and to encourage the
Executive's full attention and dedication to the affairs of the Company during the term of this Agreement and upon the occurrence of such event;

     WHEREAS, the Board also believes the Company is best served by providing the Executive with compensation arrangements which provide the Executive with individual financial security and which are competitive with those of other corporations; and

     WHEREAS, in order to accomplish these objectives, the Board has caused the
Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the
Company, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

     2. Terms of Employment.

         (a) Position and Duties.

               (i) During the Employment Period, (A) the Executive's position
(including status, offices, secretarial and administrative support, titles and reporting requirements), authority, duties and responsibilities shall be that of
President and Chief Executive Officer, and (B) unless the Executive consents to the contrary, the Executive's services shall be performed at the Company's principal executive offices in Tulsa, Oklahoma.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable

attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the
Employment Period it shall not be a violation of this Agreement for the
Executive to (A) serve on civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and
(C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

         (b) Compensation.

               (i) Base Salary. During the Employment Period, the Executive
shall receive an annual base salary ("Base Salary") at least equal to $450,000.
Such Base Salary shall be payable monthly in cash. Base Salary shall be computed prior to any reductions for (i) any deferrals of compensation made pursuant to
Sections 125 or 401(k) of the Code or pursuant to any other program or arrangement provided by the Company and (ii) any withholding, income or employment taxes. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be determined by the Board. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this
Agreement. Base Salary shall not be reduced after any such increase.

               (ii) Bonus. In addition to Base Salary, the Executive may be paid, for any fiscal year during the Employment Period, a bonus ("Bonus"), either pursuant to the incentive compensation plan of the Company or otherwise as may be determined by the Board.

               (iii) Incentive, Savings and Retirement Plans. In addition to
Base Salary and Bonus, the Executive shall be entitled to participate during the
Employment Period in all incentive, savings and retirement plans, practices, supplemental retirement plan policies and programs applicable to other key management employees of the Company and its subsidiaries.

               (iv) Welfare Benefit Plans. During the Employment Period, the
Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries
(including, without limitation, any medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs).

               (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company and its subsidiaries provided to other key management employees of the Company and its subsidiaries.

               (vi) Automobile. During the Employment Period, the Executive
shall be entitled to the use of a Company-owned automobile commensurate with his position as President and Chief Executive Officer of the Company (the make, model, cost and frequency of

replacement of which shall be subject to approval by the Board), and reimbursement by the Company for all reasonable expenses related to the use and operation of such automobile.

               (vii) Office and Support Staff. During the Employment Period, the
Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, commensurate with his position as President and Chief Executive Officer of the
Company.

               (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with Company policies.

               (ix) Effect of Increases. Any increase in Base Salary, Bonus or any other benefit or perquisite described in the foregoing Sections (i)-(viii)
shall in no way diminish any obligation of the Company under the Agreement.

     3. Termination.

         (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the
Disability of the Executive has occurred (pursuant to the definition of
"Disability" set forth below), it will give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the
Executive's employment with the Company shall terminate effective on the 30th day after the date of such notice (the "Disability Effective Date"), provided that, within such time period, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement,
"Disability" means disability (either physical or mental) which (i) materially and adversely affects Executive's ability to perform the duties required of his office, and (ii) at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (b) Cause. The Company may terminate the Executive's employment for
"Cause." For purposes of this Agreement, termination of the Executive's employment by the Company for Cause shall mean termination for one of the following reasons: (i) the conviction of the Executive of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company; or (iii) the Executive's failure to follow a direct, reasonable and lawful written order from the Board, within the reasonable scope of the Executive's duties, which failure is not cured within 30 days. Further, for purposes of this Section (b), )the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the Board (excluding Executive if Executive is then a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the
Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in clauses (i), (ii) or (iii) above and specifying the particulars thereof in detail.

         (c) Good Reason. The Executive's employment may be terminated by the
Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a diminution in such position, compensation, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the
provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 2(a)(i)(B) hereof, except for periodic travel reasonably required in the performance of the
Executive's responsibilities;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v) any failure by the Company to comply with and satisfy Section
10(c) of this Agreement.

     For purposes of this Section 3(c), any good faith determination of "Good
Reason" made by the Executive shall be conclusive unless such determination is rejected by vote of a majority of the Board (excluding Executive if Executive is then a member of the Board), in which event Executive may refer the determination of "Good Reason" to binding arbitration by and between the Company and the Executive conducted pursuant to the Commercial Arbitration Rules of the
American Arbitration Association ("AAA") by a single arbitrator appointed by the
AAA. The decision of the arbitrator in such matter shall be final, unappealable and binding upon the Company and the Executive.

         (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this
Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provisions in this
Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination
(as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Company or the Executive to set forth in the
Notice of Termination any fact or circumstance which contributes to a showing of
Cause or Good Reason shall not waive any right of the Company or the Executive hereunder or preclude the

Company or the Executive from asserting such fact or circumstance in enforcing its or his rights hereunder.

         (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination by either the Company or the Executive as the case may be or any later date specified therein; provided, however, that if the Executive's employment is terminated by reason of death or Disability, the
Date of Termination shall be the date of death of the Executive or the
Disability Effective Date, as the case may be.

     4. Obligations of the Company upon Termination.

         (a) Death. If the Executive's employment is terminated by reason of the
Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (i) the Executive's annual full Base Salary through the Date of Termination at the rate in effect on the
Date of Termination, (ii) the product of the Bonus (defined in Section 2(b)(ii))
paid to the Executive for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the
Date of Termination, and the denominator of which is 365, (iii) the amount equal to the Executive's current Base Salary for twelve (12) months or such shorter period as may remain in the Employment Period, and (iv) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii), (iii) and (iv)
are hereinafter referred to as "Accrued Obligations"). All such Accrued
Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

         (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of
Termination.

         (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause, or by the Executive for Other than
Good Reason, this Agreement shall terminate without further obligations to the
Executive other than the obligation to pay to the Executive the Base Salary accrued through the Date of Termination plus the vested amount of any compensation previously deferred by the Executive.

         (d) Good Reason; Termination Other Than for Cause or Disability. If,
during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Disability, or death or if the Executive shall terminate his employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    A. to the extent not theretofore paid, the Executive's Base
Salary through the Date of Termination; and

                    B. the product of (i) an amount equal to the Bonus paid to the Executive for the last full fiscal year (if any) ending during the
Employment Period or, if higher, the Bonus paid to the Executive for any full fiscal year during the Employment Period (as applicable, the "Recent Bonus"), and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365;
and

                    C. the product obtained by multiplying two (2) times the
current Base Salary; and

                    D. in the case of compensation previously deferred by the
Executive, all vested amounts previously deferred and not yet paid by the
Company, and any accrued vacation pay not yet paid by the Company; and

               (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iv) of this Agreement if the
Executive's employment had not been terminated, including, without limitation, health insurance and life insurance, and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment
Period and to have retired on the last day of such period.

     5. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the
Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the
Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

     6. Acceleration of Vesting. In the event that the Company has any type of plan, program or arrangement which include, by example, not by limitation, stock option plans, restricted stock award plans, phantom stock plans and supplemental retirement income plans (the "Other Plans") and the Executive is not 100% vested in his benefits in the Other Plans at the time of his termination of employment, and the Executive would otherwise be entitled to the payment of benefits pursuant to the terms of this Agreement, then, the Executive shall be deemed to be 100% vested and non-forfeitable in his benefits in the Other Plans; provided, no acceleration of vesting shall occur in the Other Plans if (i) termination of the Executive's employment is by the Company

for Cause or by the Employee for Other than Good Reason, (ii) such act would result in the disqualification of or otherwise adversely affect the tax qualified status of such Other Plans or the participants in such Other Plans, or
(iii) acceleration is not permitted by the terms of the Other Plans. Further, in the event that the Company is unable to accelerate vesting in the Other Plans because such acceleration would adversely effect the tax status of any of the
Other Plans or the participants in such Other Plans, then, the Company shall pay to the Executive the amount equal to the benefits which have been lost due to the inability to accelerate vesting in the Other Plans; and such additional amounts shall be paid at the same time in the same manner as benefits would otherwise be paid pursuant to the terms of this Agreement.

     7. Full Settlement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The
Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest
(regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the
Executive about the amount of any payment pursuant to Section 8 of this
Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     8. Certain Additional Payments by the Company.

         (a) No payments made pursuant to this Agreement are contingent upon a change in control as defined in Section 280G of the Internal Revenue Code of
1986, as amended (the "Code"). Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this
Agreement or otherwise, including, by example and not by way of limitation, acceleration by the Company of the date of vesting or payment or rate of payment under any plan, program or arrangement of the Company (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the
"Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the
Executive of all income and excise taxes with respect to the Payment (including any interest or penalties imposed with respect to such taxes), and specifically including any Excise Tax imposed on the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the
Payment.

         (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a public accounting firm designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment which would be subject to the Excise Tax, or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 8(b), shall be paid to the Executive within five days of the receipt of the Accounting Firm's

determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the
Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the
Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the
Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such
Underpayment shall be promptly paid by the Company to or for the benefit of the
Executive.

         (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the
Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the
Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order
effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings
relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in

a court of initial jurisdiction and in one or more appellate courts, as the
Company shall determine; provided, however, that if the Company directs the
Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any
Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the
Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue
Service or any other taxing authority.

         (d) If, after the receipt by the Executive of an amount advanced by the
Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

    9. Confidential Information; Non-Solicitation.

         (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the
Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         (b) Executive agrees that, during his employment with the Company and for a period of one (1) year from the date of termination of this Agreement for any reason, Executive will not, directly or indirectly, solicit, or hire, or attempt to solicit or hire any employee of the Company; provided, however, that there shall be excepted from the foregoing prohibition Executive's personal assistant.

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     10. Successors.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the
Company would be required to perform it if no such succession had taken place.
As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     11. Indemnification and Insurance. The Executive shall be indemnified and held harmless by the Company during the term of this Agreement and following any termination of this Agreement for any reason whatsoever in the same manner as would any other key management employee of the Company with respect to acts or omissions occurring prior to (a) the termination of this Agreement or (b) the termination of employment of the Executive. In addition, during the term of this
Agreement and for a period of five years following the termination of this
Agreement for any reason whatsoever, the Executive shall be covered by a Company held Directors and Officers liability insurance policy covering acts or omissions occurring prior to (a) the termination of this Agreement or (b) the termination of employment of the Executive. Provided, in no event will the obligation of the Company to indemnify the Executive or provide Directors and
Officers insurance to the Executive under this Section be less than the obligation and insurance coverage which the Company had to the Executive immediately prior to the occurrence of the Executive's Date of Termination.

     12. Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:
--------------------

                         At his last known address evidenced on the Company's
                         payroll records

If to the Company:
------------------
                         [Parent] Corporation
                         Meridian Tower, Suite 650
                         5100 E. Skelly Drive
                         Tulsa, OK 74135
                         Attention: _________________________

With a copy to:
---------------

                         McAfee & Taft A Professional Corporation
                         10th Floor, Two Leadership Square
                         Oklahoma City, Oklahoma  73102
                         Attention:  C. David Stinson, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this
Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

     13. No Trust. No obligation of the Company under this Agreement shall be construed as creating a trust, escrow or other secured or segregated fund, in favor of the Executive or his beneficiary. The status of the Executive and his beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Executive or his beneficiary or to be security for the performance of the obligations of the Company, but shall be, and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.

     14. No Assignability. Neither the Executive nor his beneficiary, nor any other person shall acquire any right to or interest in any payments payable under this Agreement, otherwise than by actual payment in accordance with the provisions of this Agreement, or have any power to transfer, assign, anticipate, pledge, mortgage or otherwise encumber, alienate or transfer any rights hereunder in advance of any of the payments to be made pursuant to this
Agreement or any portion thereof which is expressly declared to be nonassignable and nontransferable. No right

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or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                             "EXECUTIVE'

                                             -----------------------------------
                                             Larry E. Lee

                                             "COMPANY"
                                             [PARENT] CORPORATION

                                             By
                                                --------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

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